SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2013

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St., Suite 300 Houston, Texas USA 77010	1 Berkeley Street Mayfair, London The United Kingdom W1J8DJ	Stationsplein 45 3013 AK Rotterdam The Netherlands

(Addresses of principal executive offices)

(713) 309-7200	+44 (0)20 7016 9527	+31 (0)10 275 5500

(Registrant’s telephone numbers, including area codes)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

LyondellBasell Industries N.V. (the “Company”) has issued a press release this morning, October 29, 2013, announcing its earnings for the quarter ended September 30, 2013, a copy of which is furnished herewith as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

The Company is holding a conference call to discuss its third quarter 2013 results on October 29, 2013. Information about the call can be found in the press release furnished herewith as Exhibit 99.1.

A copy of the slide materials to be discussed on the conference call, which will be available at the time of the teleconference and afterwards, are furnished herewith as Exhibit 99.2. The slides can be accessed on the Company’s website at www.lyondellbasell.com.

Item 8.01. Other Events.

In connection with a routine review of the Company’s compliance with the provisions of the New York Stock Exchange Listed Company Manual, the NYSE requested the Company clarify and supplement certain disclosures in its proxy statement for the 2013 Annual General Meeting of Shareholders, as described below.

Presiding Director: The Chairman of the Supervisory Board has been selected to preside over all executive sessions in which Supervisory Directors meet without management participation as well as the required annual executive sessions of the Company’s independent Supervisory Directors only. Robert G. Gwin, as the Chairman of the Supervisory Board, presides over all such sessions.

Disclosure regarding the director chosen to preside over executive sessions will be made on a going forward basis in the Company’s future annual meeting proxy statements, as well as in any other filings requiring such disclosures.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated October 29, 2013

99.2	Presentation – LyondellBasell Industries N.V. Third Quarter 2013 Earnings

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: October 29, 2013	By:	/s/ Craig B. Glidden
Craig B. Glidden
Executive Vice President

Exhibit Index

Exhibit	Description

99.1	Press Release dated October 29, 2013

99.2	Presentation – LyondellBasell Industries N.V. Third Quarter 2013 Earnings